Exhibit 99.1

For Release: 1:45 p.m. ET

May 1, 2009

GM Reports 173,007 Deliveries in April

All Four Core Brands See Sales Increases Compared with March

•	Total sales up 11 percent compared with March as spring selling season begins

•	Chevrolet Silverado and GMC Sierra drive increase in full-size pickup market share compared with March

•	Chevrolet Traverse sales of more than 8,200 drives GM’s mid-crossover segment sales up 16 percent

•	“Total Confidence” plan extended into May

DETROIT – General Motors dealers in the United States delivered 173,007 vehicles in April, down 34 percent compared with a year ago. However, when comparing GM’s April sales with March, total volume was up 11 percent, or about 16,600 cars, crossovers and trucks, largely driven by a return to more normal volumes of fleet sales compared with a very weak first quarter. GM’s car sales compared with March were up nearly 2,900 vehicles (4 percent), truck sales increased more than 9,500 vehicles (16 percent), and crossover sales were up nearly 4,200 vehicles (14 percent).

“From a retail standpoint, GM and the industry continued at about the same selling rate as February and March. We see that stabilization, along with a firming up of our fleet business and improvement in Silverado and Sierra sales, as an encouraging sign,” said Mark LaNeve, vice president, GM North America Vehicle Sales, Service and Marketing. “We’re pleased to see R.L. Polk information this week indicating that a majority of consumers plan to buy a vehicle in the next two years – that shows pent-up demand is building. With our full line-up of cars, crossovers, trucks and hybrids – and some very competitive incentive offers – we’re well-positioned to meet this growing consumer demand in the months ahead. For example, we have more than 15,000 sold orders for the white-hot Chevy Camaro.”

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GM total truck sales (including crossovers) of 102,032 were down 28 percent and car sales of 71,775 were off 41 percent compared with a year ago.

GM’s four core brands performed strongly compared with March. Total Chevrolet sales of more than 115,000 vehicles were up 22 percent; Cadillac sales of more than 8,300 vehicles increased 2 percent; GMC sales of more than 20,400 vehicles were up 7 percent; and Buick sales of nearly 9,000 vehicles were up 21 percent. Specifically, when April sales are compared with March:

•

Driven by double-digit increases in Silverado, Tahoe, Traverse and HHR sales, Chevrolet trucks and crossovers were up 22 percent; Chevrolet cars were powered by Cobalt, Impala and Corvette sales, driving an increase of 21 percent.

•	Cadillac trucks and crossovers were down 11 percent; however, STS and DTS sales hikes pushed Cadillac car volume up 7 percent.

•	GMC trucks and crossovers increased 7 percent with Sierra and Yukon leading the way.

•	The Buick Enclave saw a 17 percent increase in sales; while a double-digit increase in Lucerne sales pushed cars up 25 percent.

“We’re hearing very positive feedback from dealers and customers, so we’re keeping the rally going by extending the Total Confidence plan for Chevrolet, Buick, Pontiac, GMC and Saturn customers in May,” LaNeve said. “More than 750,000 people visited our Total Confidence website in April, and about 70 percent of those folks came to us from third-party sites.”

“We’d also like to see continued actions by the government to stimulate sales, such as the proposed scrappage program. The President’s comments yesterday encouraging customers to buy American cars and trucks was also very positive. We have said many times that Americans should consider our products because they are the best. The economic advantages are a plus to that,” LaNeve added. “The President restated our shared belief that GM will be a part of a strong and viable auto industry for many years to come, and customers should feel very comfortable buying our vehicles.”

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A total of 1,534 GM hybrid vehicles were delivered in the month, illustrating the wide range of hybrid product offerings available. GM offers the Chevrolet Malibu, Tahoe and Silverado, GMC Yukon and Sierra, Cadillac Escalade, Saturn Aura and Vue hybrids. So far, in 2009, GM has delivered 5,156 hybrid vehicles.

GM inventories dropped compared with a year ago. At the end of April, about 742,000 vehicles were in stock, down about 82,000 vehicles (or 10 percent) compared with last year. There were about 313,000 cars and 429,000 trucks (including crossovers) in inventory at the end of April. Inventories were reduced about 25,000 vehicles compared with March. Importantly, last week, GM announced that it would lower production by approximately 190,000 vehicles through the early part of the third quarter as it continues to reduce inventories to an expected level of about 525,000 vehicles by the end of July. The schedule for launch vehicles including the all-new Chevrolet Camaro, Buick LaCrosse, Cadillac SRX and GMC Terrain is being maintained so that customers will continue to see a full selection of new and launch vehicles in dealer showrooms.

Certified Used Vehicles

GM Certified Used Vehicles, Saturn Certified Pre-Owned Vehicles, Cadillac Certified Pre-Owned Vehicles, Saab Certified Pre-Owned Vehicles, and HUMMER Certified Pre-Owned Vehicles, combined sold 34,079 vehicles.

GM Certified Used Vehicles, the industry’s top-selling certified brand, posted April sales of 28,722 vehicles, down 26 percent from April 2008. Saturn Certified Pre-Owned Vehicles sold 1,066 vehicles, down 8 percent. Saab Certified Pre-Owned Vehicles sold 493 vehicles, down 34 percent. However, two brands posted gains: Cadillac Certified Pre-Owned Vehicles sold 3,566 vehicles, up 0.03 percent and HUMMER Certified Pre-Owned Vehicles sold 232 vehicles, up 39 percent.

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“GM’s manufacturer-certified programs continue to offer a strong value for consumers and we are seeing some optimism in the market,” said LaNeve. “In particular, our Cadillac CPO brand has been resonating with consumers and remains on a positive track. Not only do Certified Used Vehicles offer the largest selection in the industry, they also come with strong factory backed warranties, such as the 12-month/12,000 mile bumper-to-bumper warranty. Certified Used Vehicles offer the peace of mind in purchasing a durable and reliable vehicle.”

GM North America reports April 2009 production; Q2 2009 production forecast set at 390,000 vehicles

In April, GM North America produced 171,000 vehicles (59,000 cars and 112,000 trucks). This is down 71,000 vehicles or 29 percent compared with April 2008 when the region produced 242,000 vehicles (128,000 cars and 114,000 trucks). (Production totals include joint venture production of 7,000 vehicles in April 2009 and 22,000 vehicles in April 2008.)

The region’s 2009 second-quarter production forecast is set at 390,000 vehicles (172,000 cars and 218,000 trucks), which is down about 53 percent compared with a year ago. GM North America built 834,000 vehicles (382,000 cars and 452,000 trucks) in the second-quarter of 2008.

General Motors Corp. (NYSE: GM), one of the world’s largest automakers, was founded in 1908, and today manufactures cars and trucks in 34 countries. With its global headquarters in Detroit, GM employs 243,000 people in every major region of the world, and sells and services vehicles in some 140 countries. In 2008, GM sold 8.35 million cars and trucks globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, Hummer, Opel, Pontiac, Saab, Saturn, Vauxhall and Wuling. GM’s largest national market is the United States, followed by China, Brazil, the United Kingdom, Canada, Russia and Germany. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.

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Note: GM sales and production results are available on GM Media OnLine at http://media.gm.com/us/gm/en by clicking on News, then Sales/Production. In this press release and related comments by General Motors management, we use words like “expect,” “anticipate,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions to identify forward-looking statements, representing our current judgment about possible future events. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to comply with the requirements of our credit agreement with the U.S. Department of Treasury; the availability of funding for future loans under that credit agreement; our ability to execute the restructuring plans that we have disclosed, our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; and changes in general economic conditions, market acceptance of our products; shortages of and price increases for fuel; significant changes in the competitive environment and the effect of competition on our markets, including on our pricing policies. GM’s most recent annual report on Form 10-K and quarterly report on Form 10-Q provide information about these factors, which may be revised or supplemented in future reports to the SEC on Form 10-Q or 8-K.

# # #

Contact:

John McDonald

GM Corporate News

313-667-3714 (office)

313-418-2139 (mobile)

john.m.mcdonald@gm.com

General Motors dealers in the United States reported the following deliveries:

*S/D Curr: 26 *S/D Prev: 26	April				(Calendar Year-to-Date) January - April
	2009	2008	% Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Vehicle Total	173,007	260,922	-33.7	-33.7	585,910	1,066,642	-45.1
Car Total	71,775	120,824	-40.6	-40.6	238,408	450,168	-47.0
Light Truck Total	100,375	136,814	-26.6	-26.6	343,444	607,846	-43.5
Light Vehicle Total	172,150	257,638	-33.2	-33.2	581,852	1,058,014	-45.0
Truck Total	101,232	140,098	-27.7	-27.7	347,502	616,474	-43.6

GM Vehicle Deliveries by Marketing Division

	2009	2008	%Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Buick Total	8,928	12,665	-29.5	-29.5	29,462	50,499	-41.7
Cadillac Total	8,337	14,359	-41.9	-41.9	32,083	61,024	-47.4
Chevrolet Total	115,265	157,187	-26.7	-26.7	362,710	637,465	-43.1
GMC Total	20,467	31,854	-35.7	-35.7	74,877	135,783	-44.9
HUMMER Total	913	2,380	-61.6	-61.6	4,019	12,243	-67.2
Pontiac Total	10,838	24,009	-54.9	-54.9	51,725	96,386	-46.3
Saab Total	892	1,580	-43.5	-43.5	3,824	8,048	-52.5
Saturn Total	7,367	16,888	-56.4	-56.4	27,210	65,194	-58.3

GM Vehicle Total	173,007	260,922	-33.7	-33.7	585,910	1,066,642	-45.1

GM Car Deliveries by Marketing Division

	2009	2008	%Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Buick Total	5,194	8,470	-38.7	-38.7	16,439	34,285	-52.1
Cadillac Total	6,120	9,734	-37.1	-37.1	21,765	40,617	-46.4
Chevrolet Total	47,003	71,511	-34.3	-34.3	140,055	252,952	-44.6
Pontiac Total	9,825	22,408	-56.2	-56.2	46,952	88,253	-46.8
Saab Total	690	1,358	-49.2	-49.2	2,648	6,468	-59.1
Saturn Total	2,943	7,343	-59.9	-59.9	10,549	27,593	-61.8

GM Car Total	71,775	120,824	-40.6	-40.6	238,408	450,168	-47.0

GM Light Truck Deliveries by Marketing Division

	2009	2008	%Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Buick Total	3,734	4,195	-11.0	-11.0	13,023	16,214	-19.7
Cadillac Total	2,217	4,625	-52.1	-52.1	10,318	20,407	-49.4
Chevrolet Total	67,884	84,590	-19.7	-19.7	220,682	380,610	-42.0
GMC Total	19,988	29,656	-32.6	-32.6	72,792	131,058	-44.5
HUMMER Total	913	2,380	-61.6	-61.6	4,019	12,243	-67.2
Pontiac Total	1,013	1,601	-36.7	-36.7	4,773	8,133	-41.3
Saab Total	202	222	-9.0	-9.0	1,176	1,580	-25.6
Saturn Total	4,424	9,545	-53.7	-53.7	16,661	37,601	-55.7

GM Light Truck Total	100,375	136,814	-26.6	-26.6	343,444	607,846	-43.5

*	Twenty-six selling days (S/D) for the April period this year and twenty-six for last year.
**	Effective August 2007, GM includes GMC & Chevrolet dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Global Market and Industry Analysis - Sales Reporting and Data Managenent	Page 1 of 4

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GM Car Deliveries - (United States)

April 2009

	April						(Calendar Year-to-Date) January - April
	2009	2008	% Chg Volume		%Chg per S/D		2009	2008	%Chg Volume
Selling Days (S/D)	26	26					26	26

LaCrosse	1,405	3,686	-61.9		-61.9		6,230	15,121	-58.8
Lucerne	3,789	4,784	-20.8		-20.8		10,209	19,164	-46.7
Buick Total	5,194	8,470	-38.7		-38.7		16,439	34,285	-52.1

CTS	3,876	5,406	-28.3		-28.3		14,452	22,103	-34.6
DTS	1,458	2,316	-37.0		-37.0		4,963	11,534	-57.0
STS	711	1,882	-62.2		-62.2		2,057	6,463	-68.2
XLR	75	130	-42.3		-42.3		293	517	-43.3
Cadillac Total	6,120	9,734	-37.1		-37.1		21,765	40,617	-46.4

Aveo	2,158	5,822	-62.9		-62.9		7,602	18,129	-58.1
Camaro	614	0	*	**.*	*	**.*	614	0	*	**.*
Cobalt	10,627	18,636	-43.0		-43.0		32,065	66,660	-51.9
Corvette	1,407	3,190	-55.9		-55.9		4,459	9,968	-55.3
Impala	17,532	26,728	-34.4		-34.4		45,047	98,478	-54.3
Malibu	14,665	17,050	-14.0		-14.0		50,265	59,133	-15.0
Monte Carlo	0	85	*	**.*	*	**.*	3	581	-99.5
SSR	0	0	*	**.*	*	**.*	0	3	*	**.*
Chevrolet Total	47,003	71,511	-34.3		-34.3		140,055	252,952	-44.6

G3 Wave	197	0	*	**.*	*	**.*	418	0	*	**.*
G5	441	2,030	-78.3		-78.3		2,454	7,409	-66.9
G6	4,750	11,192	-57.6		-57.6		25,261	57,143	-55.8
G8	2,013	2,126	-5.3		-5.3		8,988	2,903	209.6
GTO	0	5	*	**.*	*	**.*	0	19	*	**.*
Grand Prix	16	1,487	-98.9		-98.9		181	4,837	-96.3
Solstice	337	1,153	-70.8		-70.8		1,206	3,944	-69.4
Vibe	2,071	4,415	-53.1		-53.1		8,444	11,998	-29.6
Pontiac Total	9,825	22,408	-56.2		-56.2		46,952	88,253	-46.8

9-2X	0	0	*	**.*	*	**.*	0	1	*	**.*
9-3	584	1,098	-46.8		-46.8		2,210	5,469	-59.6
9-5	106	260	-59.2		-59.2		438	998	-56.1
Saab Total	690	1,358	-49.2		-49.2		2,648	6,468	-59.1

Astra	822	909	-9.6		-9.6		2,968	2,386	24.4
Aura	1,862	5,579	-66.6		-66.6		6,709	21,961	-69.5
ION	0	12	*	**.*	*	**.*	1	263	-99.6
Sky	259	843	-69.3		-69.3		871	2,983	-70.8
Saturn Total	2,943	7,343	-59.9		-59.9		10,549	27,593	-61.8

GM Car Total	71,775	120,824	-40.6		-40.6		238,408	450,168	-47.0

Global Market and Industry Analysis - Sales Reporting and Data Managenent	Page 2 of 4

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GM Truck Deliveries - (United States)

April 2009

	April						(Calendar Year-to-Date) January - April
	2009	2008	% Chg Volume		%Chg per S/D		2009	2008	%Chg Volume
Selling Days (S/D)	26	26					26	26

Enclave	3,731	4,120	-9.4		-9.4		13,002	15,832	-17.9
Rainier	0	14	*	**.*	*	**.*	3	88	-96.6
Rendezvous	0	0	*	**.*	*	**.*	1	9	-88.9
Terraza	3	61	-95.1		-95.1		17	285	-94.0
Buick Total	3,734	4,195	-11.0		-11.0		13,023	16,214	-19.7

Escalade	968	1,935	-50.0		-50.0		4,675	8,602	-45.7
Escalade ESV	479	873	-45.1		-45.1		2,077	4,021	-48.3
Escalade EXT	202	372	-45.7		-45.7		929	1,666	-44.2
SRX	568	1,445	-60.7		-60.7		2,637	6,118	-56.9
Cadillac Total	2,217	4,625	-52.1		-52.1		10,318	20,407	-49.4

Chevy C/T Series	3	25	-88.0		-88.0		12	69	-82.6
Chevy W Series	63	243	-74.1		-74.1		280	678	-58.7
Colorado	2,676	5,185	-48.4		-48.4		10,389	20,935	-50.4
Equinox	4,128	5,851	-29.4		-29.4		17,354	28,840	-39.8
Express Cutaway/G Cut	995	985	1.0		1.0		3,400	4,731	-28.1
Express Panel/G Van	2,121	3,479	-39.0		-39.0		8,198	19,421	-57.8
Express/G Sportvan	1,424	328	334.1		334.1		3,260	4,145	-21.4
HHR	6,629	6,168	7.5		7.5		14,860	28,783	-48.4
Kodiak 4/5 Series	252	670	-62.4		-62.4		1,302	2,651	-50.9
Kodiak 6/7/8 Series	60	148	-59.5		-59.5		379	505	-25.0
Suburban (Chevy)	4,424	4,722	-6.3		-6.3		10,132	18,316	-44.7
Tahoe	8,162	8,139	0.3		0.3		21,795	33,848	-35.6
TrailBlazer	815	2,858	-71.5		-71.5		5,399	26,708	-79.8
Traverse	8,204	0	*	**.*	*	**.*	26,345	0	*	**.*
Uplander	287	6,439	-95.5		-95.5		1,050	21,799	-95.2

Avalanche	1,582	3,205	-50.6		-50.6		4,780	13,074	-63.4
Silverado-C/K Pickup	26,437	37,231	-29.0		-29.0		93,720	160,010	-41.4
Chevrolet Fullsize Pickups	28,019	40,436	-30.7		-30.7		98,500	173,084	-43.1

Chevrolet Total	68,262	85,676	-20.3		-20.3		222,655	384,513	-42.1

Acadia	4,764	6,831	-30.3		-30.3		17,752	27,506	-35.5
Canyon	964	1,233	-21.8		-21.8		3,289	5,340	-38.4
Envoy	414	1,172	-64.7		-64.7		2,466	9,648	-74.4
GMC C/T Series	44	55	-20.0		-20.0		154	164	-6.1
GMC W Series	114	244	-53.3		-53.3		513	976	-47.4
Savana Panel/G Classic	511	817	-37.5		-37.5		1,763	3,425	-48.5
Savana Special/G Cut	1,368	1,494	-8.4		-8.4		3,106	5,183	-40.1
Savana/Rally	71	75	-5.3		-5.3		305	496	-38.5
Sierra	8,273	13,196	-37.3		-37.3		30,781	57,403	-46.4
Terrain	0	0	*	**.*	*	**.*	2	0	*	**.*
Topkick 4/5 Series	169	1,366	-87.6		-87.6		780	2,251	-65.3
Topkick 6/7/8 Series	152	533	-71.5		-71.5		638	1,334	-52.2
Yukon	2,464	2,952	-16.5		-16.5		8,542	13,249	-35.5
Yukon XL	1,159	1,886	-38.5		-38.5		4,786	8,808	-45.7
GMC Total	20,467	31,854	-35.7		-35.7		74,877	135,783	-44.9

Global Market and Industry Analysis - Sales Reporting and Data Managenent	Page 3 of 4

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GM Truck Deliveries - (United States)

April 2009

	April						(Calendar Year-to-Date) January - April
	2009	2008	% Chg Volume		%Chg per S/D		2009	2008	%Chg Volume
Selling Days (S/D)	26	26					26	26

HUMMER H1	0	1	*	**.*	*	**.*	0	11	*	**.*

HUMMER H2	152	573	-73.5		-73.5		662	2,961	-77.6
HUMMER H3	544	1,806	-69.9		-69.9		2,494	9,271	-73.1
HUMMER H3T	217	0	*	**.*	*	**.*	863	0	*	**.*
HUMMER Total	913	2,380	-61.6		-61.6		4,019	12,243	-67.2

Montana SV6	0	5	*	**.*	*	**.*	0	27	*	**.*
Torrent	1,013	1,596	-36.5		-36.5		4,773	8,106	-41.1
Pontiac Total	1,013	1,601	-36.7		-36.7		4,773	8,133	-41.3

9-7X	202	222	-9.0		-9.0		1,176	1,580	-25.6
Saab Total	202	222	-9.0		-9.0		1,176	1,580	-25.6

Outlook	1,446	2,379	-39.2		-39.2		4,394	8,929	-50.8
Relay	0	18	*	**.*	*	**.*	1	118	-99.2
VUE	2,978	7,148	-58.3		-58.3		12,266	28,554	-57.0
Saturn Total	4,424	9,545	-53.7		-53.7		16,661	37,601	-55.7

GM Truck Total	101,232	140,098	-27.7		-27.7		347,502	616,474	-43.6

Global Market and Industry Analysis - Sales Reporting and Data Managenent	Page 4 of 4

GM Production Schedule - 05/01/09

Units 000s	GMNA			GME [2]	GMLAAM [3]	GMAP [4]	Total Worldwide	Memo: Joint Venture
								GMNA [1]		International [5]
	Car [1]	Truck [1]	Total					Car	Truck
2009 Q2 # *	172	218	390	332	214	522	1,458	12	16	408
O/(U) prior forecast	(23)	(137)	(160)	10	27	68	(55)	0	0	99

Units 000s	GMNA			GME	GMLAAM	GMAP	Total Worldwide	GMNA [1]		International [5]
	Car	Truck	Total					Car	Truck
2002
1st Qtr.	600	753	1,353	456	131	65	2,005	11	11	NA
2nd Qtr.	688	865	1,553	453	141	74	2,221	15	17	NA
3rd Qtr.	568	740	1,308	408	132	87	1,935	19	20	NA
4th Qtr.	602	824	1,426	453	157	81	2,117	14	25	NA

CY	2,458	3,182	5,640	1,770	561	307	8,278	59	73	NA
2003
1st Qtr.	591	860	1,451	491	127	77	2,146	19	24	NA
2nd Qtr.	543	837	1,380	488	128	90	2,086	19	24	NA
3rd Qtr.	492	753	1,245	393	135	120	1,893	20	17	NA
4th Qtr.	558	827	1,385	446	157	133	2,121	16	20	NA

CY	2,184	3,277	5,461	1,818	547	420	8,246	74	85	NA
2004
1st Qtr.	525	820	1,345	473	159	296	2,273	19	19	247
2nd Qtr.	543	846	1,389	503	172	337	2,401	18	48	284
3rd Qtr.	463	746	1,209	411	185	314	2,119	16	43	261
4th Qtr.	466	811	1,277	442	200	386	2,305	17	47	324

CY	1,997	3,223	5,220	1,829	716	1,333	9,098	70	158	1,116
2005
1st Qtr.	470	712	1,182	502	185	335	2,204	16	51	286
2nd Qtr.	458	789	1,247	501	195	398	2,341	17	49	337
3rd Qtr.	423	723	1,146	412	207	409	2,174	15	50	199
4th Qtr.	483	798	1,281	443	188	420	2,332	14	68	197

CY	1,834	3,022	4,856	1,858	775	1,562	9,051	62	218	1,019
2006
1st Qtr.	496	759	1,255	494	194	472	2,415	18	50	246
2nd Qtr.	462	775	1,237	495	206	482	2,420	17	58	258
3rd Qtr.	417	633	1,050	374	215	433	2,072	12	48	202
4th Qtr.	446	661	1,107	443	215	509	2,274	11	43	260

CY	1,821	2,828	4,649	1,806	830	1,896	9,181	58	199	966
2007
1st Qtr.	399	664	1,063	511	222	544	2,340	15	35	287
2nd Qtr.	402	740	1,142	464	233	571	2,410	12	42	264
3rd Qtr.	367	653	1,020	396	251	489	2,156	11	39	252
4th Qtr.	358	684	1,042	457	253	627	2,380	11	45	323

CY	1,526	2,741	4,267	1,828	960	2,231	9,286	49	161	1,126
2008
1st Qtr.	360	525	885	493	243	612	2,233	12	42	336
2nd Qtr.	382	452	834	495	276	619	2,224	20	36	320
3rd Qtr.	436	479	915	348	276	500	2,039	21	29	265
4th Qtr.	365	450	815	214	166	453	1,648	17	12	261

CY	1,543	1,906	3,449	1,550	961	2,184	8,144	70	119	1,182
2009
1st Qtr.	116	255	371	267	185	507	1,330	11	8	363
2nd Qtr. #	172	218	390	332	214	522	1,458	12	16	408

*	Variance reported only if current production estimate by region differs from prior production estimate by 5K units or more
#	Denotes estimate

All Numbers may vary due to rounding

[1]	GMNA includes joint venture production - NUMMI units included in GMNA Car; HUMMER and CAMI units included in GMNA Truck
[2]	GME includes GM-AvtoVAZ joint venture production beginning in Q1 2004
[3]	GMLAAM includes GM Egypt joint venture from 2001 through current calendar year
[4]

GMAP includes joint venture production: Shanghai GM Norsom Motors (formerly Jinbei GM) and Shanghai GM beginning in 2000 and SAIC-GM-Wuling and GM Daewoo Auto Technologies (GMDAT) beginning in Q1 2004.

[5]

International joint venture production includes GM-AvtoVAZ, GM Egypt, Shanghai GM Norsom Motors, Shanghai GM, SAIC-GM-Wuling, and GMDAT. Starting in Q3 2005 International joint venture production does not include GMDAT.

This report is governed by the Forward Looking Statements language found in the Terms and Conditions on the GM Institutional Investor website.